RAIT Financial Trust Announces Fourth Quarter and Fiscal 2012 Financial Results

PHILADELPHIA, PA — February 13, 2013 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2012 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) increased 39% to $16.9 million for the quarter ended December 31, 2012 from $12.1 million for the quarter ended December 31, 2011.

•	AFFO per share increased 11% to $0.33 for the quarter ended December 31, 2012 from $0.30 for the quarter ended December 31, 2011.

•	Operating income increased 164% to $11.3 million for the quarter ended December 31, 2012 from $4.3 million for the quarter ended December 31, 2011.

•	Total revenues grew 16% to $54.9 million for the quarter ended December 31, 2012 from $47.5 million for the quarter ended December 31, 2011.

•	RAIT originated $375.5 million of loans in 2012 consisting of $119.3 million CMBS loans, $240.8 million bridge loans and $15.4 million mezzanine loans.

•	RAIT sold $97.9 million of CMBS loans during the year ended December 31, 2012 which generated $6.2 million of fee income. RAIT sold $56.8 million of CMBS loans during the quarter ended December 31, 2012 which generated $3.8 million of fee income.

•	Rental income increased 9% to $27.1 million during the quarter ended December 31, 2012 from $24.8 million during the quarter ended December 31, 2011.

•	Average effective rent per unit in RAIT’s multifamily portfolio increased 5% to $718 for the quarter ended December 31, 2012 from $681 for the quarter ended December 31, 2011.

•	As of December 31, 2012, RAIT has approximately $500.0 million of capital available for investment into eligible bridge, mezzanine and CMBS loans.

•	On December 21, 2012, RAIT raised net proceeds of approximately $49.1 million in an underwritten public offering of RAIT’s common shares. RAIT raised additional net proceeds of $7.4 million on January 16, 2013 when the overallotment option for this offering was exercised in full.

•	On December 14, 2012, RAIT entered into a new $150 million facility with Column Financial, Inc., a subsidiary of Credit Suisse AG, to finance RAIT’s bridge lending business.

•	RAIT declared a fourth quarter 2012 common dividend of $0.10 per share, representing a 11% increase from the prior quarter’s dividend of $0.09 per common share and a 67% increase from the fourth quarter 2011 dividend of $0.06 per common share.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We continue executing on our multi-strategy approach of growing our core commercial real estate lending businesses and managing our property portfolio. During 2012, we funded more than $376 million of loans and sold $98 million CMBS loans. Net operating income, in our equity portfolio, increased 16% in the fourth quarter of 2012 compared to the fourth quarter of 2011. This success has led to a 67% increase in the common dividend from the fourth quarter of 2011 and has improved our access to capital. We remain focused on lending against cash-flowing commercial real estate properties with the goal of delivering a consistent and steadily growing common dividend to our shareholders.”

Fourth Quarter and Fiscal 2012 Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended December 31, 2012 of $16.9 million, or $0.33 per share — diluted based on 51.0 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended December 31, 2011 of $12.1 million, or $0.30 per share – diluted based on 40.5 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended December 31, 2012 of $50.4 million, or $0.99 total loss per share — diluted based on 51.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended December 31, 2011 of $15.6 million, or $0.39 total loss per share – diluted based on 40.5 million weighted-average shares outstanding – diluted. The fourth quarter 2012 net loss includes $57.5 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the year ended December 31, 2012 of $53.5 million, or $1.10 per share - diluted based on 48.7 million weighted-average shares outstanding – diluted, as compared to AFFO for the year ended December 31, 2011 of $36.8 million, or $0.96 per share – diluted based on 38.5 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the year ended December 31, 2012 of $182.8 million, or $3.75 total loss per share - diluted based on 48.7 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the year ended December 31, 2011 of $51.1 million, or $1.33 total loss per share – diluted based on 38.5 million weighted-average shares outstanding – diluted. The net loss for the year ended December 31, 2012 includes $201.8 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. Schedule I and Schedule II also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

RAIT also reported the following:

•	Investments in Real Estate. As of December 31, 2012, RAIT had investments in real estate of $918.2 million as compared to $891.5 million at December 31, 2011. During the three-months ended December 31, 2012, a RAIT subsidiary, Independence Realty Trust, Inc., acquired a 192-unit multi-family property in Indianapolis, Indiana.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of investments in real estate increased to 85.1% at December 31, 2012 from 83.6% at December 31, 2011.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 126.6% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 118.0% with a trigger of 111.7%.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio was $0.5 million for the quarter ended December 31, 2012 unchanged from the quarter ended December 31, 2011.

•	Dividends. On December 12, 2012, RAIT declared a fourth quarter common dividend of $0.10 per common share to shareholders of record on January 16, 2012. The dividend was paid on January 31, 2013 and totaled $6.0 million. On January 29, 2013, RAIT’s Board of Trustees declared a first quarter 2013 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends will be paid on April 1, 2013 to holders of record on March 1, 2013.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Financial Statistics:
Assets under management	$3,630,959	$3,598,503	$3,642,189	$3,549,029	$3,517,684
Total revenue	$54,922	$52,193	$47,873	$45,796	$47,479
Earnings per share – diluted	$(0.99)	$(0.37)	$(0.14)	$(2.42)	$(0.39)
Funds from Operations (“FFO”) per share	$(0.83)	$(0.21)	$0.01	$(2.25)	$(0.20)
AFFO per share	$0.33	$0.30	$0.25	$0.21	$0.30
Common dividend declared	$0.10	$0.09	$0.08	$0.08	$0.06
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,068,984	$1,042,047	$1,072,655	$990,321	$952,997
Non-accrual loans — unpaid principal	$69,080	$70,419	$73,592	$56,113	$54,334
Non-accrual loans as a % of reported loans	6.5%	6.8%	6.9%	5.7%	5.7%
Reserve for losses	$30,400	$32,738	$35,426	$35,527	$40,565
Reserves as a % of non-accrual loans	44.0%	46.5%	48.1%	63.3%	74.7%
Provision for losses	$500	$500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate	$918,189	$906,487	$911,128	$887,130	$891,502
Net operating income	$12,184	$12,158	$12,053	$11,034	$10,503
Number of properties owned	59	58	58	56	56
Multifamily units owned	8,206	8,014	8,014	8,014	8,014
Office square feet owned	2,015,524	2,015,524	2,015,524	1,786,860	1,786,860
Retail square feet owned	1,422,572	1,422,481	1,422,298	1,358,257	1,358,257
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily	90.0%	90.2%	91.2%	90.4%	88.5%
Office	72.8%	71.9%	71.0%	70.7%	69.2%
Retail	73.2%	73.2%	70.0%	66.9%	68.0%

Total	85.1%	84.6%	85.2%	85.0%	83.6%
Average Effective Rent per Unit/Square Foot (1):
Multifamily (2)	$718	$699	$695	$691	$681
Office (3)	$18.82	$19.08	$19.07	$21.53	$20.85
Retail (3)	$12.53	$11.74	$12.44	$10.59	$9.73

(1)	Based on properties owned as of December 31, 2012.

(2)	Average effective rent is rent per unit per month.

(3)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM EST on Wednesday, February 13, 2013 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 800.299.9086, access code 29186116. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Wednesday, February 20, 2013, by dialing 888.286.8010, access code 87397344.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “goal” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended		For the Year Ended
	December 31		December 31
	2012	2011	2012	2011
Revenue:
Investment Interest income	$29,995	$30,761	$117,054	$132,351
Investment Interest expense	(7,852)	(9,444)	(32,909)	(38,356)

Net interest margin	22,143	21,317	84,145	93,995
Rental income	27,089	24,817	103,872	91,880
Fee and other income	5,690	1,345	12,767	9,923

Total revenue	54,922	47,479	200,784	195,798
Expenses:
Interest expense	10,512	11,821	42,408	51,293
Real estate operating expense	14,905	14,314	56,443	55,285
Compensation expense	6,167	4,814	23,182	23,993
General and administrative expense	3,468	3,939	14,866	17,380
Provision for loan losses	500	500	2,000	3,900
Depreciation and amortization	8,104	7,822	31,337	29,490
Total expenses	43,656	43,210	170,236	181,341
Operating income	11,266	4,269	30,548	14,457
Interest and other income (expense)	(403)	53	(1,789)	348
Gains (losses) on sale of assets	—	2,919	2,529	6,353
Gains (losses) on extinguishment of debt	—	461	1,574	15,001
Change in fair value of financial instruments	(57,518)	(20,041)	(201,787)	(75,154)
Income (loss) before taxes and discontinued operations	(46,655)	(12,339)	(168,925)	(38,995)
Income tax benefit (provision)	519	70	584	538

Income (loss) from continuing operations	(46,136)	(12,269)	(168,341)	(38,457)
Income (loss) from discontinued operations	—	—	—	747

Net income (loss)	(46,136)	(12,269)	(168,341)	(37,710)
(Income) loss allocated to preferred shares	(4,355)	(3,414)	(14,660)	(13,649)
(Income) loss allocated to noncontrolling interests	42	53	196	229

Net income (loss) allocable to common shares	$(50,449)	$(15,630)	$(182,805)	$(51,130)

Earnings (loss) per share—Basic:
Continuing operations	$(0.99)	$(0.39)	$(3.75)	$(1.35)
Discontinued operations	—	—	—	0.02

Total earnings (loss) per share—Basic	$(0.99)	$(0.39)	$(3.75)	$(1.33)

Weighted-average shares outstanding—Basic	50,988,427	40,541,750	48,746,761	38,508,086

Earnings (loss) per share—Diluted:
Continuing operations	$(0.99)	$(0.39)	$(3.75)	$(1.35)
Discontinued operations	—	—	—	0.02

Total earnings (loss) per share—Diluted	$(0.99)	$(0.39)	$(3.75)	$(1.33)

Weighted-average shares outstanding—Diluted	50,988,427	40,541,750	48,746,761	38,508,086

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	December 31,	December 31,
	2012	2011
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,075,129	$996,363
equity interests
Allowance for losses	(30,400)	(46,082)

Total investments in mortgages and loans	1,044,729	950,281
Investments in real estate	918,189	891,502
Investments in securities and security-related receivables, at fair value	655,509	647,461
Cash and cash equivalents	100,041	29,720
Restricted cash	90,641	278,607
Accrued interest receivable	47,335	39,455
Other assets	45,459	39,771
Deferred financing costs, net of accumulated amortization of $15,811 and	19,734	23,178
$11,613, respectively
Intangible assets, net of accumulated amortization of $2,976 and $2,337,	2,343	2,629
respectively
Total assets	$2,923,980	$2,902,604

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$172,476	$169,107
Non-recourse indebtedness	1,627,119	1,579,167

Total indebtedness	1,799,595	1,748,274
Accrued interest payable	24,129	22,541
Accounts payable and accrued expenses	22,990	20,825
Derivative liabilities	151,438	181,499
Deferred taxes, borrowers’ escrows and other liabilities	29,685	9,481
Distributions payable	6,019	5,890
Total liabilities	2,033,856	1,988,510
Series D Preferred Shares, 4,000,000 shares authorized, 2,600,000 and 0	52,278	—
issued and outstanding
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	31	28
preference $25.00 per share, 3,124,288 and 2,760,000 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation	23	23
preference $25.00 per share, 2,288,465 and 2,258,300 shares issued and outstanding
8.875% Series C cumulative redeemable preferred shares, liquidation	17	16
preference $25.00 per share, 1,640,100 and 1,600,000 shares issued and outstanding
Series E cumulative redeemable preferred shares, liquidation	—	—
preference $25.00 per share, no shares issued or outstanding
Common shares, $0.03 par value per share, 200,000,000 shares authorized,	1,760	1,236
58,913,142 and 41,289,566 issued and outstanding
Additional paid in capital	1,837,389	1,735,969
Accumulated other comprehensive income (loss)	(95,173)	(118,294)
Retained earnings (deficit)	(910,086)	(708,671)

Total shareholders’ equity	833,961	910,307
Noncontrolling interests	3,885	3,787
Total equity	837,846	914,094
Total liabilities and equity	$2,923,980	$2,902,604

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods			For the Year
	Ended December 31			Ended December 31
	2012	2011	2012	2011
Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$(50,449)	$(15,630)	$(182,805)	$(51,130)
Adjustments:
Depreciation expense	7,904	7,602	30,550	28,407
(Gains) Losses on sale of real estate	—	(120)	—	98

Funds from Operations	$(42,545)	$(8,148)	$(152,255)	$(22,625)

Funds from Operations per share	$(0.83)	$(0.20)	$(3.12)	$(0.59)

Weighted-average shares — diluted	50,988,427	40,541,750	48,746,761	38,508,086

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$(42,545)	$(8,148)	$(152,255)	$(22,625)
Adjustments:
Change in fair value of financial instruments	57,518	20,041	201,787	75,154
(Gains) Losses on debt extinguishment	—	(461)	(1,574)	(15,001)
Capital expenditures, net of direct financing	(197)	(422)	(1,250)	(1,868)
Straight-line rental adjustments	(269)	(444)	(1,831)	(3,227)
Amortization of deferred items and intangible assets	1,804	1,341	6,401	3,823
Share-based compensation	552	145	2,208	541

Adjusted Funds from Operations	$16,863	$12,052	$53,486	$36,797

Adjusted Funds from Operations per share	$0.33	$0.30	$1.10	$0.96

Weighted-average shares — diluted	50,988,427	40,541,750	48,746,761	38,508,086

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of December 31, 2012
	Amount	Per Share (2)
Total Shareholders’ equity, as reported	$833,961	$14.15
Subtract: Liquidation value of preferred shares characterized as equity (3)	(176,321)	(2.99)

RAIT Book Value	657,640	11.16
Adjustments:
Subtract: Taberna securitizations net effect	(492,308) (8.36)
Add: CRE CDO derivative liabilities	68,686 1.17
Add: Accumulated depreciation and amortization	116,178 1.97
Add: Valuation of recurring collateral and property management fees	21,040 0.36

Total adjustments	(286,404)	(4.86)
Adjusted Book Value	$371,236	$6.30

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 58,913,142 common shares outstanding as of December 31, 2012.

(3)	Based on 3,124,288 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of December 31, 2012, all of which have a liquidation preference of $25.00 per share.